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                                   1,500,000 Shares
                                  PHARMAPRINT INC.
                                    Common Stock
                               UNDERWRITING AGREEMENT

                                                              February ___, 1998


CIBC Oppenheimer Corp.
As Representative of the Several Underwriters
CIBC Oppenheimer Tower
One World Financial Center
New York, New York 10281


On behalf of the Several
Underwriters named on
Schedule I attached hereto


Ladies and Gentlemen:

     PharmaPrint Inc., a Delaware corporation (the "COMPANY"), proposes to sell to you and the other underwriters named on Schedule I to this Agreement (the "UNDERWRITERS"), for whom you are acting as representative (the "REPRESENTATIVE"), an aggregate of 1,500,000 shares (the "FIRM SHARES") of the Company's Common Stock, $0.001 par value (the "COMMON STOCK"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 225,000 shares (the "OPTION SHARES") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "SHARES."

     The Company also proposes to issue to the Representative and Cruttenden Roth Incorporated, in their respective individual capacities, the warrants referred to in Section 1(c) to purchase up to an aggregate of 75,000 shares of Common Stock.

     1.   SALE AND PURCHASE OF THE SHARES.

     On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at $_____ per share (the "INITIAL PRICE"), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement.

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          (b)  The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

          (c) On the Firm Shares Closing Date, the Company agrees to issue to CIBC Oppenheimer Corp. for an aggregate price of $75.00 (for its own account and not as the representative of the several Underwriters), warrants (the "WARRANTS") to purchase an aggregate of 75,000 shares of Common Stock (the "WARRANT SHARES") at a price per Warrant Share equal to 120% of the price to the public in the offering by the Underwriters of the Firm Shares. The Warrants will be exercisable at any time and from time to time on or after the first anniversary of the Effective Date (as defined below) up to the fifth anniversary thereof. Each Warrant shall be substantially identical to the form of Warrant filed as an exhibit to the Registration Statement (as defined below).

     2. DELIVERY AND PAYMENT. Delivery by the Company of the Firm Shares to the Representative for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (same day) funds to the Company, shall take place at the offices of CIBC Oppenheimer Corp., at CIBC Oppenheimer Tower, One World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time (or at such other place and time as may be agreed upon by the Representative and the Company), (a) on the third (3rd) full business day following the first day that Firm Shares are traded or (b) if this Agreement is executed and delivered after 4:30 p.m. New York time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (c) at such other time and date not later than seven (7) full business days following the first day that Firm Shares are traded as the Representative and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to SECTION 10), such time and date of payment and delivery being herein called the "FIRM SHARES CLOSING DATE;" PROVIDED, HOWEVER, that if the Company has not made available to the Representative copies of the Prospectus within the time provided in SECTION 6(A), the Representative may, in its sole discretion, postpone the Firm Shares Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representative.


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     In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representative for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (same day) funds to the Company shall take place at the offices of CIBC Oppenheimer Corp. specified above (or such other place as may be agreed upon by the Representative and the Company) at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing
Date) specified in the notice referred to in SECTION 1(B) (such time and date of delivery and payment are called the "OPTION SHARES CLOSING DATE"). The Firm Shares Closing Date and the Option Shares Closing Date are each called, individually, a "CLOSING DATE" and, together, the "CLOSING DATES."

     Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in SECTION 1(B) and shall be made available to the Representative for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

     3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the published rules and regulations thereunder (the "RULES") adopted by the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form SB-2 (No. 333-41129), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you.
The term "PRELIMINARY PROSPECTUS" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The Registration Statement as amended at the time and on the date it becomes effective (the "EFFECTIVE DATE"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b) and Rule 430A of the Rules, is called the "REGISTRATION STATEMENT." The term "PROSPECTUS" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules).

     The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).


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     4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each Underwriter as follows:

          (a) On the Effective Date the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the paragraphs with respect to stabilization and passive market making on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representative on behalf of the several Underwriters, or by any other Underwriter, specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

          (b) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

          (c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations and cash flows and the stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The selected and summary


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     financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein.

          (d) Arthur Andersen LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

          (e) The Company's reincorporation from California to Delaware has been completed with no adverse effect upon the business, assets, or operations of the Company, and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Other than PharmaPrint B.V., the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company. Except as disclosed in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company has all requisite corporate power and authority, and has and is in compliance with the requirements and conditions of, all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus except for such authorizations, approvals, consents, orders, material licenses, certificates and permits the failure to so obtain would not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and the Warrants and to issue and sell the Shares and the Warrant Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws).

          (f) (i) To the Company's knowledge, the Company owns or possesses exclusive rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights that are necessary to conduct its business as now conducted and as described in the Registration Statement and Prospectus; except as set forth in the Registration Statement and the Prospectus, the expiration of any patents, patent rights, licenses, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; except as described in


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     paragraph (viii) below, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, licenses, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others by the Company with respect to any patent, patent rights, licenses, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company;

               (ii) The Company has consulted with its patent counsel regarding the persons who should be named as inventors on its pending patent applications, and all such applications name all persons who should be named as inventors therein under applicable laws and regulations;

               (iii) All employees of the Company and all consultants to the Company who perform material work for the Company have assigned to the Company all rights to all inventions and works of authorship created by them in the course and scope of their employment or engagement by the Company;

               (iv) The Company has conducted a diligent and thorough search for, and has found no prior art that would reasonably be expected to prevent the issuance of patents on the claims set forth in the Company's pending patent applications or support an interference or invalidation proceeding with respect to any patent issued on the Company's pending patent applications.

               (v) The Company is not aware of any other research or development efforts that duplicate or are comparable to the PharmaPrint Process as described in the Prospectus.

               (vi) The Company's pending patent applications have been properly prepared and filed in a timely manner so as to obtain the benefit of any priority claimed from previously filed patent applications, include all information and disclosures required under applicable law and regulations, and are being diligently pursued by the Company.

               (vii) All information submitted to the US Patent and Trademark Office (the "USPTO") and any foreign or international patent examining authority in connection with the Company's pending patent applications and prosecution thereof is accurate, and the Company has not made any material misrepresentation or concealed any material information from the USPTO or any other patent examining authority in any such applications or prosecution thereof.

               (viii) The Company is not aware of any asserted or unasserted claim or demand of any right in or to any of the patent rights of the Company, including but not limited to a claim or demand of a shopright, joint ownership, inventorship, or


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     misappropriation, except for the claim by Costas Loullis, the Company's former Senior Vice President for Research and Development, that he is a co-inventor of the inventions that are the subject of the Company's pending patent applications, which claim the Company has examined in good faith with its patent counsel and its counsel retained for purposes of its dispute with Dr. Loullis and believes to be without merit.

               (ix) The Company has not sublicensed or otherwise transferred any patent, trade secret, or other intellectual property.

               (x) The Company has kept confidential and otherwise protected as trade secret the techniques processes used in applying the PharmaPrint Process described in the Prospectus.

               (xi) All of the Company's subcontractors have entered into confidentiality agreements prohibiting the use or disclosure of the Company's trade secrets for any purpose other than work on behalf of the Company.

          (g) The Company has good title to each of the items of personal property that are reflected in the financial statements referred to in
     SECTION 4(C) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property that are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect upon the assets or properties, business, results of operations or financial condition of the Company.

          (h) Except as set forth in the Registration Statement and Prospectus, there is no litigation or other dispute resolution proceeding or governmental or other proceeding or investigation pending or, to the Company's best knowledge, threatened (and the Company does not know of any basis therefor) against the Company or any of its officers, directors, employees or agents, or involving the assets, properties or business of, the Company which would materially adversely affect the value or the operation of any such assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Company.

          (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise), of the Company, whether or not arising from transactions in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected


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     therein, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (b) entered into any transaction not in the ordinary course of business or (c) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

          (j) There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each agreement listed in the Exhibits to the Registration Statement, other than items 10.6 and 10.7, is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. No default exists, and, to the Company's knowledge, no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which it or its properties or business may be bound or affected which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

          (k) The Company is not in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, law, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

          (l) Neither the execution, delivery and performance of this Agreement and the Warrants by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares and the Warrants) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of


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     the charter or by-laws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

          (m) The Company has an authorized and outstanding capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus. All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Company has reserved and kept available for the exercise of the Warrants such number of authorized but unissued shares as are sufficient to permit the exercise in full of the Warrants. The Shares, when issued and sold pursuant to this Agreement, and the Warrant Shares, when issued and sold pursuant to the Warrants, will be duly and validly issued, fully paid and nonassessable and free of any pledge, lien, security interest, encumbrance, claim or equitable interest, and none of them will be issued in violation of any preemptive, co-sale, registration, first refusal, or other similar right. The certificates for the Shares are in due and proper form and the holders of the Shares, Warrants, and the Warrant Shares, after making payment therefor, will not be subject to personal liability by reason of being such holders. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock, the Shares and the Warrants conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

          (n) No holder of any security of the Company has the right (which has not been waived) to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement. Each director and executive officer of the Company has delivered to the Representative his enforceable written agreement that he will not, for a period of 180 days (except with respect to an aggregate of 200,000 shares owned by Elliott Friedman and Robert Burgess, 120 days) after the date of this Agreement, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by him, without the prior written consent of the Representative.

          (o) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the Warrants and the issuance and sale of the Shares, the Warrants and the Warrant Shares by the Company. This Agreement has been, and the Warrants on the Firm Shares Closing Date will be, duly and validly authorized, executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or

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    contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

          (p) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

          (q) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (r) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

          (s) The Company has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.

          (t) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed prudent for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, products liability for clinical trials, errors and omissions, and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

          (u) The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and is approved for inclusion in the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the inclusion of the Common Stock in the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or approval, other than as set forth in letters from Nasdaq to the Company dated
     November     , 1997 and December 24, 1997 related to the Company's failure to meet listing standards. If the offering contemplated by this Agreement is completed, the

     Company will meet the listing standards for the Nasdaq National Market and the issues addressed in the Nasdaq letters described above will be resolved.

          (v) The Company has been advised by counsel concerning the Investment Company Act of 1940, as amended (the "1940 ACT"), and the rules and regulations thereunder, and the Company has in the past conducted, and the Company intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          (w) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

          (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
     (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) The Company has conducted and is conducting its businesses in compliance with all applicable federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), assets or properties, business, results of operations, or prospects of the Company.

          (z)  The Company has complied with all provisions of Florida
     H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

          (aa) Except as described in the Prospectus, to the Company's knowledge, there are no rulemaking or similar proceedings before any federal, state, local or foreign government or regulatory bodies which involve or affect the Company which, if the subject of an action unfavorable to the Company would have a material adverse effect on the condition (financial or otherwise), assets or properties, business, results of operations, or prospects of the Company.

          (bb) To the knowledge of the Company, no officer, director, employee, or consultant of the Company is in violation of any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company, and no such person is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company as described in the Prospectus or such person's performance of his obligations to the Company.

          (cc) (i) The Company has completed the pharmaprinting, as defined in the Prospectus, of six of the seven Initial Products described in its U.S. License Agreement with American Home Products ("AHP") (excluding garlic), and is currently conducting process validation and formulation activities for these six Initial Products. The pharmaprinting for the seventh of the seven Initial Products, garlic, is expected to be completed in February 1998.

               (ii) The Company has no reason to believe that it may be unable to (A) meet its goal of achieving a National Launch Date, as defined in its U.S. License Agreement with AHP, no later than July 1998, and
          (B) perform all of its obligations under its U.S. License Agreement with AHP, its Foreign License Agreement with AHP and its Supply Agreement with AHP (the "AHP Agreements").

               (iii) The Company has received no indication from AHP of any intention of terminating or attempting to modify, in whole or part, the AHP Agreements or the relationship between AHP and the Company.

          (dd) (i) The Company's License Agreement with USC, as amended by amendments No. 1 and 2 thereto (the "USC License Agreement") is in full force and effect and has not been further modified or breached by USC. The Company has received no indication from USC of any intention of terminating or attempting to modify, in whole or part, the USC License Agreement or the relationship between USC and the Company.

               (ii) The Company has not sublicensed or otherwise transferred any of its rights under the USC License Agreement.

               (iii) Pursuant to the USC License Agreement, the Company has exclusive commercial rights to USC's interests in the Company's patent applications, any patents that issue thereon, the PharmaPrint Process as described in the Prospectus, and the Company's technologies, for purposes of the Company's entire business as described in the Prospectus.

               (iv) The Company has not surrendered any rights to any patent or country under the USC License Agreement.

               (v) The Company is in compliance with the USC License Agreement, and all previous instances of noncompliance have been cured or waived.

               (vi) For purposes of the Company's agreements with USC, Dr. Tasneem Khwaja is, and for at least the last year has been, an employee of the Company, not USC, and any inventions he makes or has made within the past year within the scope of his employment with the Company belong to the Company, not USC.

               (vii) The Research Agreement between the Company and USC was never expanded in scope beyond mistletoe as described in the original version of the agreement and has been terminated. No further work is being conducted under the Research Agreement, and the Company has no further payment obligations to USC thereunder.

          (ee) The Company has participated in meetings with representatives of the US Food and Drug Administration with responsibility for the regulation of botanical pharmaceuticals and dietary supplements. The FDA has cooperated with the Company and the Company has no reason to anticipate regulatory difficulties in connection with any of its product development plans, other than those common to all similar pharmaceutical development.

          (ff) The Company's contract relationships are in good standing and the Company has no reason to believe that any of its subcontractors may cease working with the Company on substantially the same terms as have prevailed to date.

     5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement.

          (b) The Registration Statement shall have become effective not later than 2:00 p.m., California time, on the date following the date of execution and delivery of this Agreement, and no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement or the qualification of the Shares for sale in any jurisdiction shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

          (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to SECTION 5(D) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

          (d) You shall have received on each Closing Date a certificate of the Company, dated the Closing Date signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

               (i) The representations and warranties of the Company in this Agreement and the Warrants are true and correct, as if made on and as of the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

               (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations, and in all material respects conformed to the requirements of the Act and the Rules and Regulations, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any (a) present or prospective material adverse change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, entered into or committed to by the Company other than as described in the Registration Statement and the Prospectus, (d) any change in the capital stock of the Company, (e) any change in the outstanding indebtedness of the Company that is material to the Company or is out of the ordinary course of business of the Company,
          (f) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than as described in the Registration Statement and the Prospectus, or (g) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or prospects of the Company.

          (e) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any (i) present or prospective change in the condition (financial or otherwise), earnings, operations, properties, assets, business or prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse to the Company and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus; (ii) any transaction that is material to the Company entered into or committed to by the Company other than as described in the Registration Statement and the Prospectus; or (iii) any material obligation, contingent or otherwise, directly or indirectly, incurred by the Company other than as described in the Registration Statement and the Prospectus.

          (f) You shall have received on each Closing Date a letter from Arthur Andersen LLP, Independent Auditors ("ANDERSEN"), addressed to the Underwriters, dated such Closing Date (in each case, the "BRING DOWN LETTER"), confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and based upon the procedures described in a letter delivered to you concurrently with the execution of this Agreement (herein called the "ORIGINAL LETTER"), but carried out to a date not more than five (5) business days prior to the Closing Date
     (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date,
     (ii) stating that there were not any material increases in the current liabilities and long-term liabilities of the Company or any material decreases in net income or in working capital or the stockholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended March 31, 1997 and the six months ended September 30, 1997 included in the Registration Statement; and (iii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since its date, or to reflect the availability of more recent financial statements, data or information. The Bring Down Letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, properties, assets, business or prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Andersen shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent that they are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules, (ii) set forth their opinion with respect to their examination of the balance sheet of the Company as of March 31, 1997 and related statements of operations, equity and cash flows for the twelve
     (12) months ended March 31, 1997, (iii) state that Andersen has performed the procedures set out in Statement of Accounting Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of Andersen as described in SAS 71 on the financial statements for the six-month period ended September 30, 1997 (the "INTERIM STATEMENTS"), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Interim Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, (v) state that nothing came to their attention that caused them to believe that the financial statements included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Rules and that any adjustments thereto have not been properly applied to the historical amounts in the compilation of such statements, (vi) state that they have performed certain procedures agreed upon with the Representative as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representative agrees with the accounting records of the Company; and (vii) address other matters agreed upon by Andersen and you. In addition, you shall have received from Andersen a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of March 31, 1997, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

          (g) The Representative shall have received on each Closing Date from Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel for the Company, an opinion, addressed to the Representative and the other Underwriters and dated such Closing Date, and stating in effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. To such counsel's knowledge, the Company has no subsidiary, other than PharmaPrint B.V., and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in California.

               (ii) The Company has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus; and the Company has all requisite corporate power and authority to enter into, deliver and perform this Agreement and the Warrants.

               (iii) The Company has authorized, issued and outstanding capital stock as set forth in the Registration Statement and the Prospectus under the heading "Description of Capital Stock -- Common Stock;" the certificates evidencing the Shares are in proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and, to such counsel's knowledge, none of them was issued in violation of any preemptive, co-sale, registration, first refusal, or other similar right. The Warrant Shares have been duly authorized and reserved by the Company. The Shares when issued and sold pursuant to this Agreement and the Warrant Shares, when issued and sold pursuant to the Warrants, will be validly issued, fully paid and nonassessable and none of them will have been issued in violation of or subject to any preemptive, co-sale, registration, first refusal, or other similar right provided by applicable law or the Company's charter or bylaws or otherwise known to such counsel.
          To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock, the Shares and the Warrants conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (iv) All necessary corporate action has been validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the execution, delivery and performance of the Warrants and the issuance and sale of the Shares, the Warrants and the Warrant Shares. This Agreement has been validly authorized, executed and delivered by the Company (and the Warrants will have been validly executed and delivered by the Company when paid for on the Firm Shares Closing Date) and this Agreement constitutes the valid and binding obligation of the Company (and the Warrants when so executed and delivered will constitute the valid and binding obligation of the Company), enforceable against the Company in accordance with their respective terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

               (v) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares, Warrants and Warrant Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event that with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed trust, note or other agreement or instrument that has been filed as an Exhibit to the Registration Statement and to which the Company is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware or violate any provision of the charter or by-laws of the Company.

               (vi) To such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any agreement or instrument filed as an exhibit to the Registration Statement, where the consequences of such default would have a material and adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

               (vii) To such counsel's knowledge, the Company is not in violation of any term or provision of its charter or by-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material and adverse effect on the assets or properties, businesses, results of operations, prospects or condition (financial or otherwise) of the Company.

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of this Agreement or the Warrants by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

               (ix) Except as discussed in the Registration Statement and Prospectus, to such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or administrative authority pending or threatened against, or involving the assets, properties or businesses of, the Company which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

               (x) The statements in the Prospectus under the captions, "Risk Factors--Dependence on AHP" and "-- Potential Adverse Effects of Shares Eligible for Future Sale;" "Management--Limitation of Liability and Indemnification Matters," "--Employment and Personal Service Agreements," and "--1995 Stock Option Plan;" "Certain Transactions," and "Description of Capital Stock," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters. All contracts and other documents of which such counsel is aware which are required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

               (xi) The Registration Statement as of its effective date, and the Prospectus and each amendment or supplement thereto (except for the financial statements and notes and schedules thereto and other financial and statistical data included therein or excluded therefrom, as to which such counsel expresses no opinion) appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules.

               (xii) The Registration Statement has become effective under the Securities Act, any required filing of the Prospectus, pursuant to Rule 424(b) has been made in the manner and within the time required by Rule 424(b), and to such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated.



               (xiii) The Company is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates and representations of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representative as to matters which are governed by laws other than the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representative and counsel for the Underwriters.

          In addition, such counsel shall state that such counsel has acted as outside corporate legal counsel to the Company and participated in conferences with officers and other representatives of the Company, representatives of the Representative and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data included therein or excluded therefrom, as to which such counsel need express no belief) at the time it became effective and at all times subsequent thereto up to and on the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data included therein or excluded therefrom, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) The Representative shall have received on each Closing Date from Pennie & Edmonds LLP ("P&E"), patent counsel for the Company, an opinion, addressed to the Representatives and the other Underwriters and dated such Closing Date, and stating in effect that:

               (i) The Company's patent applications "Pharmaceutical Grade Botanical Drugs," U.S. Patent Application No. 08/838,198, filed April 15, 1997 (the "Broad Process Application"), and international counterpart thereof, and 11 patent applications filed October 23, 1997 with the United States Patent and Trademark Office (the "PTO") entitled "Pharmaceutical Grade: (1) Saw Palmetto, (2) St. John's Wort, (3) Echinacea, (4) Valerian, (5) Ginseng, (6) Black Cohosh, (7) Agnus Castus, (8) Garlic, (9) Ginkgo Biloba, (10) Bilberry, and (11) Milk Thistle" (the "SPECIFIC APPLICATIONS") (the Broad Process Application and the Specific Applications referred to herein as the "P&E Filed Applications") (i) have been properly prepared and filed in a timely manner so as to obtain the benefit of any priority claimed from previously filed United States patent applications, and
          (ii) include all information and disclosures required under applicable law and regulations, and all of the Applications are being diligently pursued by the Company.

               (ii) To the best of P&E's knowledge, all information submitted to the PTO and to any foreign or international patent examining authority in the P&E Filed Applications and U.S. patent application Nos. 08/774,500 and 08/796,487 entitled "Mistletoe Extract and Method" and U.S. patent application No. 08/632,273 entitled "Pharmaceutical Grade Botanical Drugs" (collectively, together with the P&E Filed Applications, the "Applications") and in connection with prosecution thereof is accurate, and neither P&E nor, again to P&E's knowledge, the Company made any material misrepresentation or concealed any material information from the PTO or any other patent examining authority in any of the Applications, or in connection with the prosecution thereof.

               (iii) To the best of P&E's knowledge, the Company has provided such firm with references and background materials related to its technologies and the application of these technologies to specific botanical materials, some of which may constitute prior art to one or more of the Applications. In addition, P&E has received prior art cited by the United States Patent and Trademark Office in connection with the Applications and issued U.S. patents and prior art identified by the European Patent Office acting as the International Search Agency for PCT applications corresponding to United States patent application No. 08/422,438 filed in the United States Patent Office on April 14, 1995 and No. 08/838,198 filed on April 15, 1997, the prosecution of said applications for which P&E took over the responsibility, on behalf of the Company. P&E has diligently reviewed these materials and believes that these materials constitute prior art that, as properly understood, described correctly and distinguished should not defeat the patentability of the claims now pending in any of the Applications under 35 U.S.C. Sections 102 or 103 or themselves result in invalidation of any such claims of any patent Licensed to the Company or any patent that might issue on any of the Applications. Furthermore, all material prior art as defined in 37 C.F.R. Section 56(b) known to P&E has been disclosed to the PTO.

               (iv) Claim 1 of the Broad Process Application, as well as each claim listed in paragraph vii below, each in substantially its current form, is patentable over all prior art of which P&E is currently aware and the application of the process of those claims to specific botanical compositions as described in the claims of The Specific Applications, is patentable over all prior art of which P&E is currently aware.

               (v) The PharmaPrint Process, as described in the Registration Statement and Prospectus, is disclosed in and covered by the present claims of the P&E Filed Applications; conversely, the P&E Filed Applications cover the use of the PharmaPrint Process, as so described, in connection with both the Company's proposed dietary supplement and pharmaceutical products.

               (vi) P&E has not searched for, and nothing has come to P&E's attention to lead P&E to believe that there currently is any process by which a competitor to the Company is producing or offering for sale botanical compositions in which the bioactive components and their bioactivity was determined, composition of bioactive components was quantified and standardized without practicing the invention of one or more of the pending claims of the P&E Filed Applications.

               (vii) Issuance of the pending claims identified in the following table will satisfy the patent coverage condition to the obligation of AHP to pay royalties to the Company on net sales of the specified products pursuant to the AHP Agreements.

          COVERED PRODUCT     PATENT APPLICATION SERIAL NUMBER
                              08/838,198 FILED APRIL 15, 1997, CLAIMS

          Saw Palmetto        "    claims 3, 4, 35

          St. John's Wort     "    claims 3, 4, 37

          Valerian            "    claims 3, 4, 39

          Echinacea           "    claims 3, 4, 17

          Ginkgo Biloba       "    claims 3, 4, 22

          Ginseng             "    claims 3, 4, 23

          Garlic              "    claims 3, 4, 20

          Black Cohosh        "    claims 3, 4, 14

          Agnus Castus        "    claims 3, 4, 11

          Bilberry            "    claims 3, 4, 13

          Milk Thistle        "    claims 3, 4, 30

          Ginger              "    claims 3, 4, 21


               (viii) To P&E's knowledge, each of the patent applications and patents identified herein before is exclusively Licensed to the Company with the right to sublicense same and, to P&E's knowledge, except as set forth in the Prospectus, no other entity or individual has any right in any of the Applications or any patent that may be issued therefrom.

               (ix) The statements in the Registration Statement and the Prospectus under the captions "Risk Factors -- Dependence on AHP," "Risk Factors -- Dependence on Patents and Other Proprietary Rights; Uncertainty of Patent Protection and Proprietary Rights," "Business -- PharmaPrint Process," and "Business -- Intellectual Property" (collectively, the "Patent Paragraphs"), in each case insofar as such statements constitute matters of fact, law or conclusions thereunder related to patents and patent applications of the Company, are as of the date of the Prospectus, correct in all material respects and present fairly the information purported to be shown and do not contain any untrue statement of material fact required to be stated therein.

               (x) Except as set forth in the next sentence, P&E is currently unaware of: (i) any judicial proceedings pending or threatened related to patents Licensed to the Company or to the Applications; or
          (ii) any notice of infringement of asserted rights of others directed to the Company or any notice to the Company challenging the validity, scope or enforceability of any of the patents Licensed to the Company or any of the Applications; (iii) any basis to know that the Company's practice of its PharmaPrint Process, as described in the Registration Statement and Prospectus and the Applications, will infringe upon or otherwise violate any patent rights of others; and (iv) any infringement by others of patent rights Licensed to the Company. P&E has been advised by the Company that, in a pending action, Costas Loullis, Ph.D., the Company's former Group Senior Vice President of Research and Development, has made claims against the Company asserting ownership rights in the Company's patent applications. However, based on interactions with the Company and its employees and information received from the Company in preparing the P&E Filed Applications, it is our belief and opinion that Dr. Loullis is not an inventor of the inventions set forth in any of the claims of the P&E Filed Applications and should not be named as an inventor in any of the P&E Filed Applications. P&E has no knowledge that the Company does not own or possess sufficient patent and proprietary rights, to license and enforce all material patents and patent applications should they issue to patent with the claims now pending therein.

          In addition, although P&E shall state that although it has not independently verified the accuracy, completeness or fairness of the statements contained in the

          Registration Statement and the Prospectus other than as specifically stated herein, nothing has come to P&E's attention that leads P&E to believe that the Patent Paragraphs of the Registration Statement, at the time the Registration Statement became effective or at the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Patent Paragraphs of the Prospectus, as of the date of the Prospectus or at the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (i) The Representative shall have received on each Closing Date from Kleinfeld, Kaplan & Becker, regulatory counsel for the Company, an opinion, addressed to the Representative and the other Underwriters and dated such Closing Date, and stating in effect that the statements in the Prospectus under the captions "Risk Factors -- Government Regulation: No Assurance of Regulatory Approval" and "Business -- Government Regulation," insofar as such statements constitute summaries of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters.

          (j) The Shares shall have been approved for inclusion in the Nasdaq National Market.

          (k)  The Company shall have executed and delivered the Warrants.

          (l) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

          (m) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and its counsel and the Underwriters shall have received from Gibson, Dunn & Crutcher LLP a favorable opinion, addressed to the Representative and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representative may reasonably request, and the Company shall have furnished to Gibson, Dunn & Crutcher LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     6. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:
          (a) The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A under the Securities Act, and shall promptly advise the Representative (i) when any amendment to the Registration Statement shall have become effective,
     (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of SECTION 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

          (c) The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of
     Section 11(a) of the Securities Act or Rule 158 of the Rules.

          (d) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.

          (e) The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

          (f) For a period of five years after the date of this Agreement, the Company shall supply to the Representative, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representative a copy of each annual or other report it shall be required to file with the Commission.

          (g) Without the prior written consent of the Representative, for a period of 180 days after the date of this Agreement, the Company shall not issue, sell, or register under the Securities Act or register or qualify under any state blue sky law (for offer or sale by the Company or any stockholder), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares in private placement transactions without registration under the Securities Act within such 180-day period,
     (i) pursuant to the Company's existing stock option plan, (ii) upon exercise of the Warrants or warrants outstanding on the date hereof, or
     (iii) in connection with institutional or bank financing, merger or acquisition transactions, or joint venture or strategic relationships, other than under Regulation S or Rule 144A under the Securities Act.

          (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange
     Act) and use its best efforts cause the Shares to be approved for trading on the Nasdaq National Market.

          (i) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

          (k) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (l) The Company will refrain from investing the proceeds of the sale of the Shares in such a manner as to cause the Company to become an "investment company" within the meaning of the 1940 Act.

          (m) The Company will furnish to you as early as practicable before each Closing Date but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company that have been read by the Company's independent certified public accountants as stated in their letter to be furnished pursuant to SECTION 5(F).

          (n) On the Closing Date, the Company will sell the Warrants to the Representatives.

          (o) The Company shall pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters and the Warrants to the Representative; (iii) the registration or qualification or exemption of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(e), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification or exemption and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of all reports and information required by Section 6(f); (vii) inclusion of the Shares for quotation on the Nasdaq National Market; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. In addition, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Representative, all out-of-pocket costs and expenses incurred by the

     Underwriters in connection with the transactions contemplated by this Agreement or in contemplation of performing their obligations hereunder and not otherwise payable by the Company pursuant hereto, including, without limitation, road show costs, marketing costs, and fees and disbursements of counsel for the Underwriters.

     7.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the agents, employees, officers and directors of any of them against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any breach of any representation, warranty, or agreement of the Company herein contained, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, or liabilities; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any breach of any representation, warranty, or agreement of the Underwriter herein contained, or (ii) any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the Prospectus cover page, in the paragraphs relating to stabilization and passive market making on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus and agrees to reimburse each indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, or liabilities; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in SECTION 7(A) or 7(B) shall be available to any party who shall fail to give notice as provided in this SECTION 7(C) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or
     (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

     8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in SECTION 7(A) is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in SECTION 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses)
received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the
Underwriters, as set forth in the table on the cover page of the Prospectus.
The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this SECTION 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the
Shares purchased by such Underwriter hereunder, and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such
fraudulent misrepresentation.   For purposes of this SECTION 8, each person,
if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities
Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this
SECTION 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this SECTION 8 are several in proportion to their respective underwriting commitments and not joint.

     9. TERMINATION. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company at any time

          (a) in the absolute discretion of the Representative at or before any Closing Date: (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, properties, assets, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, (ii) if the Company shall have sustained a material adverse change in its patent position or patent prospects or a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, (iii) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the future materially disrupt, the securities markets; (vi) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable to proceed with the offering; (v) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of domestic or international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares; (vi) if additional restrictions not in force generally on the date hereof shall have been imposed upon trading in securities generally or trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (vii) if a banking moratorium has been declared by any state or federal authority, or

          (b) at or before any Closing Date, that any of the conditions specified in SECTION 5 shall not have been fulfilled when and as required by this Agreement.

     If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) the Company will reimburse the Underwriters for all out-of-pocket costs and expenses (including road show costs, marketing costs, and the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

     10. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under SECTION 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representative may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representative, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

          (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to SECTION 1 be increased pursuant to this SECTION 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

          (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representative to purchase such Shares upon the terms set forth in this Agreement.

     In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representative and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in SECTIONS 6(O), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

     11. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in SECTIONS 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of SECTIONS 6(O), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

     This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

     All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, to CIBC Oppenheimer Corp., CIBC Oppenheimer Tower, One World Financial Center, New York, New York 10281, Attention: General Counsel, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among us.

                              Very truly yours,

                              PHARMAPRINT INC.


                              By: _______________________________

                              Name: _____________________________

                              Title: ____________________________



Confirmed:

CIBC OPPENHEIMER CORP.

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I
annexed hereto.


By CIBC OPPENHEIMER CORP.

By:  _______________________________

Name: ______________________________

Title: _____________________________

                                      SCHEDULE I


                                                       NUMBER OF
NAME                                                FIRM SHARES TO
----                                                 BE PURCHASED
                                                    --------------

CIBC Oppenheimer Corp.






                                                    ---------------

                                      Total: ----------

                                  ANNEX A

     The Company agrees to indemnify CIBC Oppenheimer Corp., its employees, directors, officers, agents, affiliates and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including CIBC Oppenheimer Corp., is referred to as "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act or
(iii) arising out of CIBC Oppenheimer Corp.'s engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

     These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

     If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and CIBC Oppenheimer Corp. on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the total amount of fees actually received and retained by CIBC Oppenheimer Corp. hereunder.

     Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's expense, to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but, substantially similar or related claims or action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve the Company from any liability the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices the Company's defense of such claim or action. The Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Exhibit I shall survive the termination or expiration of this Agreement.


                                  2